Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated as of September 6, 2024, is made by and between ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD (the “Investor”), and INCANNEX HEALTHCARE INC, a Delaware corporation (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $50.00 million of the Company’s shares of common stock, par value $0.0001 per share (the “Common Shares”); and

WHEREAS, the Common Shares are listed for trading on the Nasdaq Global Market under the symbol “IXHL”; and

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Article I
CERTAIN DEFINITIONS

“Advance” shall mean the portion of the Commitment Amount requested by the Company in an Advance Notice.

“Advance Date” shall mean the 1st Trading Day after expiration of the applicable Pricing Period for each Advance.

“Advance Halt” shall have the meaning set forth in Section 2.05(d).

“Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company or other authorized representative of the Company identified on Schedule 1 hereto and setting forth the amount of an Advance that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.02 of this Agreement) to the Investor an Advance Notice, subject to the terms of this Agreement.

“Affiliate” shall have the meaning set forth in Section 3.07.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal, state or similar laws for the relief of debtors.

“Black Out Period” shall have the meaning set forth in Section 6.02.

“Business Day” means any day on which the Principal Market or Trading Market is open for trading, including any day on which the Principal Market or Trading Market is open for trading for a period of time less than the customary time.

“Buy-In” shall have the meaning set forth in Section 2.06.

“Buy-In Price” shall have the meaning set forth in Section 2.06.

“Closing” shall have the meaning set forth in Section 2.05.

“Commitment Amount” shall mean $50.00 million of Common Shares, provided that, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the outstanding Common Shares as of the date of this Agreement (the “Exchange Cap”); provided further that, the Exchange Cap will not apply if the Company obtains the requisite shareholder approval for issuances in excess of the Exchange Cap (“Shareholder Approval”).

“Commitment Fee Shares” shall have the meaning set forth in Section 13.04.

“Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 11.02.

“Common Shares” shall have meaning set forth in the recitals of this Agreement.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Company Indemnitees” shall have the meaning set forth in Section 5.02.

“Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

 “Conversion Cap” means a number of Common Shares equal to 19.99% of the number of shares of Common Stock outstanding as of the date hereof calculated in accordance with the listing standards and rules of the Nasdaq Stock Market, including Rule 5635(d) (or any successor provisions thereof). For the avoidance of doubt, once Shareholder Approval is obtained, the Conversion Cap shall cease to exist.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“DTC” means the Depository Trust Company.

“DWAC Shares” means the Commitment Fee Shares or the Common Shares acquired or purchased by the Investor pursuant to this Agreement:

(a) that the Investor has resold in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with this Agreement before the delivery of the Transfer Agent Confirmation regarding the resale of such Commitment Fee Shares or Common Shares (as applicable) in accordance with this Agreement; and

(b) about which the Investor has:

(i) delivered to the Company and the transfer agent to the Company:

(A) the Transfer Agent Confirmation relating to such Commitment Fee Shares or Common Shares (as applicable); and

(B) a customary representation letter from the Investor, and, if requested by the transfer agent, its broker, confirming, among other things, the resale of such Commitment Fee Shares or Common Shares (as applicable) in the manner described in clause (a) of this definition of DWAC Shares (including confirmation of compliance with any relevant prospectus delivery requirements), and

(ii) delivered to the transfer agent instructions for the delivery of such Commitment Fee Shares or Common Shares (as applicable) to the account with DTC of the Investor’s designated broker-dealer as specified in the Transfer Agent Deliverables, which Commitment Fee Shares or Common Shares (as applicable) will be in the hands of the persons who purchase such Commitment Fee Shares or Common Shares (as applicable) from the Investor in the manner described in clause (a) of this definition of DWAC Shares, freely tradable and transferable without restriction on resale and without stop transfer instructions maintained against the transfer thereof.

“ELOC Warrant” has the meaning set forth in Section 13.04(f).

“Environmental Laws” shall have the meaning set forth in Section 4.08.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” has the meaning set forth in the definition of “Commitment Amount”.

“Hazardous Materials” shall have the meaning set forth in Section 4.08.

“Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

“Investor” shall have the meaning set forth in the preamble of this Agreement.

“Investor Indemnitees” shall have the meaning set forth in Section 5.01.

“Market Price” shall mean the VWAP of the Common Shares during the Pricing Period.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Outside Event” shall have the meaning set forth in Section 6.08.

“Maximum Advance Amount” shall be calculated as follows:

(a)  if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of:

(i)	an amount equal to seventy percent (70%) of the average of the Daily Value Traded of the Common Shares on the ten (10) Trading Days immediately preceding an Advance Notice, or

(ii)	$20 million;

(b)  if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of:

(i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of Common Shares on the ten (10) Trading Days immediately preceding an Advance Notice, or

(ii) $15 million, and

(c)  if the Advance Notice is received after 10:30 a.m. Eastern Time but prior to 12:30 p.m. Eastern Time, the lower of:

(i)	an amount equal to twenty percent (20%) of the average of the Daily Value Traded of Common Shares on the ten (10) Trading Days immediately preceding an Advance Notice, or

(ii)	$10 million;

provided, however, that the parties hereto may modify the aforementioned conditions by mutual prior written consent.

For purposes hereof, “Daily Value Traded” is the product obtained by multiplying the daily trading volume of the Company’s Common Shares on the Principal Market or Trading Market during regular trading hours as reported by Bloomberg L.P., by the VWAP for such Trading Day. For the avoidance of doubt, the daily trading volume shall include all trades on the Principal Market or Trading Market during regular trading hours.

“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Ownership Limitation” shall have the meaning set forth in Section 2.04(a).

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Common Shares.

“Pricing Period” shall mean one (1) Trading Day, as notified by the Company to the Investor in the applicable Advance Notice, commencing on the Advance Notice Date.

“Principal Market” shall mean the Nasdaq Global Market.

“Purchase Price” shall mean the price per Share obtained by multiplying the Market Price by 96% of the daily VWAP following the Advance Notice. If the total day’s VWAP at the end of any given 1-hour interval has changed by +/- 4% versus the previous 1-hour interval, the Purchase Price will be 96.0% of the Investor’s sale execution for that day. The last 30 minutes of trading on a Trading Day will count as the final “1-hour” interval of such Trading Day.

“Registrable Securities” shall mean (i) the Common Shares, (ii) the Commitment Fee Shares, (iii) the Warrant Shares and (iv) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Limitation” shall have the meaning set forth in Section 2.04(b).

“Registration Statement” shall mean a registration statement on Form S-1 or Form S-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Required Delivery Date” means any date on which the Company or its transfer agent is required to deliver Common Shares to Investor hereunder.

“Sanctions” means any sanctions administered or enforced by OFAC, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctions Programs” means any OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning set forth in Section 4.04.

“Securities Act” shall have the meaning set forth in the recitals of this Agreement.

“Securities Purchase Agreement” has the meaning set forth in Section 2.04(c).

“Settlement Document” shall have the meaning set forth in Section 2.05(a).

“Shares” shall mean the Commitment Fee Shares, and the Common Shares to be issued from time to time hereunder pursuant to an Advance.

“Subsidiaries” shall have the meaning set forth in Section 4.01.

“Trading Day” shall mean any day during which the Principal Market or Trading Market shall be open for business.

“Trading Market” shall mean the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or the NYSE Euronext, whichever is at the time the principal trading exchange or market for the Common Shares.

“Transaction Documents” shall have the meaning set forth in Section 4.02.

“Transfer Agent Confirmation” shall have the meaning set forth in Section 2.05(b).

“Transfer Agent Deliverables” shall have the meaning set forth in Section 2.05(b).

“VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market or Trading Market:

(a) from 9:30 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received before 8:30 a.m. Eastern Time;

(b) from 11:00 a.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received after 8:30 a.m. Eastern Time and before 10:30 a.m. Eastern Time; and

(c) from 1:00 p.m. Eastern Time through 4:00 p.m. Eastern Time, excluding the opening price and the closing price, if the Advance Notice is received after 10:30 a.m. Eastern Time and before 12:30 p.m. Eastern Time and (each, the “Measurement Period“);

provided, however for both (a) and (b) above, upon an Advance Halt the VWAP calculation shall terminate as of the effective time of the Material Outside Event.

“Warrant Shares” has the meaning set forth in Section 13.04(f).

Article II
ADVANCES

Section 2.01  Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, Common Shares on the following terms.

Section 2.02  Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Common Shares by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions:

(a)	The Company shall, in its sole discretion, select the amount of the Advance, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice.

(b)	There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(c)	The Company shall be limited to delivering one (1) Advance Notice to Investor per Trading Day.

(d)	The Advance Notice shall be valid upon delivery to Investor in accordance with Exhibit C.

Section 2.03  Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on the day it is received by the Investor if such notice is received by email prior to 12:30 p.m. Eastern Time (or later if waived by the Investor in its sole discretion) in accordance with the instructions set forth on Exhibit C.

Section 2.04  Advance Limitations. Regardless of the amount of an Advance requested by the Company in the Advance Notice, the final amount of an Advance pursuant to an Advance Notice shall be reduced in accordance with each of the following limitations:

(a)	Ownership Limitation; Commitment Amount. In no event shall the number of Common Shares issuable to the Investor pursuant to an Advance cause the aggregate number of Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its Affiliates as a result of previous issuances and sales of Common Shares to Investor under this Agreement to exceed 9.99% of the then outstanding Common Shares (the “Ownership Limitation”). In connection with each Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Common Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the amount of the Advance requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.

(b)	Registration Limitation. In no event shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”) or the Exchange Cap to the extent applicable. In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation or Exchange Cap shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.

(c)

Principal Market Regulation. The Company shall not effect any sales of Common Shares under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement including the Commitment Fee Shares and shares underlying the ELOC Warrant, plus the Common Shares issued pursuant to that certain securities purchase agreement entered into by the Company and Investor and/or its affiliates on or about the date of this Agreement (the “Securities Purchase Agreement”), Common Shares issued pursuant to the Debentures (as defined in the Securities Purchase Agreement), and Common Shares issued pursuant to the Warrants (as defined in the Securities Purchase Agreement) would exceed the Conversion Cap, subject to appropriate adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Shares until the Shareholder Approval has been obtained by the Company.

(d)	Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that, upon the Investor’s receipt of a valid Advance Notice, the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Common Shares pursuant to such Advance Notice in accordance with the terms of this Agreement. Subject to Applicable Law and Section 3.08 (Trading Activities), the Company acknowledges that the Investor may sell Common Shares during the Pricing Period.

Section 2.05  Closings. The closing of each Advance and each sale and purchase of Common Shares related to each Advance (each, a “Closing”) shall take place as soon as practicable on or after each Advance Date in accordance with the procedures set forth below. The parties acknowledge that the Purchase Price is not known at the time the Advance Notice is delivered (at which time the Investor is irrevocably bound) but shall be determined on each Closing based on the daily prices of the Common Shares that are the inputs to the determination of the Purchase Price as set forth further below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the final number of Common Shares to be purchased by the Investor (taking into account any adjustments pursuant to Section 2.04), the Market Price, the Purchase Price, the aggregate proceeds to be paid by the Investor to the Company, and a report by Bloomberg, L.P. indicating the VWAP for each of the Trading Days during the Pricing Period (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties), in each case in accordance with the terms and conditions of this Agreement.

(b)

Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than one (1) Trading Day after such receipt), the Company will, or will cause its transfer agent to, issue in the Investor’s name in a DRS account or accounts at the transfer agent all Common Shares purchased by Investor pursuant to such Advance. Such Common Shares shall constitute “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act and the certificate or book-entry statement representing such Shares shall bear the restrictive legend under the Securities Act set forth in Section 9.1(iii). Notwithstanding the foregoing, if the Investor has resold the Common Shares in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with this Agreement prior to the delivery by the Investor to the Company of the Settlement Document, the Investor shall concurrently with the delivery by the Investor to the Company of such Settlement Document (i) send a confirmation to the transfer agent setting forth the number of such Common Shares that have been so resold and the date of such resales (such confirmation, the “Transfer Agent Confirmation”) and (ii) deliver to the transfer agent the items set forth in clause (b) of the definition of DWAC Shares with respect to such resold Common Shares and such other items as the transfer agent may reasonably request (collectively, the “Transfer Agent Deliverables”).

With respect to Common Shares or Commitment Fee Shares resold by the Investor as described in the preceding sentence, and as to which the Investor has timely delivered the Transfer Agent Deliverables with respect to such resold Common Shares or Commitment Fee Shares, such securities shall be delivered and credited by the transfer agent using the Fast Automated Securities Transfer (FAST) Program maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables with respect to such resold securities at the time such securities would otherwise have been required to be delivered to the Investor in accordance with this Agreement. Such securities (i) shall only be used by the Investor’s Broker-Dealer to deliver such securities to DTC for the purpose of settling the Investor’s share delivery obligations with respect to the sale of such Common Shares or Commitment Fee Shares (as applicable), which may include delivery to other accounts of such Broker-Dealer and inclusion in the number of Common Shares or Commitment Fee Shares delivered by that Broker-Dealer in “net settling” that Broker-Dealer’s trading of shares of the Company’s Common Shares, including its positions with the Broker-Dealers of the respective persons who purchase such securities from the Investor, and (ii) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act until so delivered.

The Company and the Investor acknowledge that, if and when the Investor has:

(i)	resold Commitment Fee Shares or Common Shares in a manner described under the caption “Plan of Distribution” in the Registration Statement and otherwise in compliance with this Agreement; and

(ii)	timely delivered the Transfer Agent Deliverables with respect to such resold Commitment Fee Shares or Common Shares (as applicable),

then the transfer agent shall cause such resold Commitment Fee Shares or Common Shares (as applicable) to be subsequently credited using the Fast Automated Securities Transfer (FAST) Program maintained by DTC (or any similar program hereafter adopted by DTC performing substantially the same function) to the account with DTC of the Investor’s designated Broker-Dealer as specified in the Transfer Agent Deliverables with respect to such resold Commitment Fee Shares or Common Shares (as applicable).

Such Commitment Fee Shares or Common Shares (as applicable) (i) shall only be used by the Investor’s Broker-Dealer to deliver such resold Commitment Fee Shares or Common Shares (as applicable) to DTC for the purpose of settling the Investor’s share delivery obligations with respect to the sale of such Common Shares or Commitment Fee Shares (as applicable), which may include delivery to other accounts of such Broker-Dealer and inclusion in the number of securities delivered by that Broker-Dealer in “net settling” that Broker-Dealer’s trading of shares of the Company’s Common Shares, including its positions with the Broker-Dealers of the respective persons who purchase such Commitment Shares or Shares (as applicable) from the Investor, and (ii) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act until so delivered.

The Company and the Investor acknowledge that such resold Commitment Fee Shares or Common Shares (as applicable) credited to the account with DTC of the Investor’s designated Broker-Dealer shall be eligible for transfer to the third-party purchasers of such Commitment Fee Shares or Common Shares or their respective Broker-Dealers as DWAC Shares. The Company and the Investor acknowledge that such resold Commitment Fee Shares or Common Shares (as applicable) credited to the account with DTC of the Investor’s designated Broker-Dealer shall be eligible for transfer to the third-party purchasers of such Commitment Fee Shares or Common Shares or their respective Broker-Dealers as DWAC Shares.

The Company shall promptly notify Investor if it has reasonable grounds to dispute the calculations set forth in the Settlement Document, and the Company agrees that such calculations shall be deemed agreed upon and final upon transfer of the Common Shares. Promptly upon receipt of such notification (in any event, not later than three (3) Trading Days after such receipt), the Investor shall pay to the Company the aggregate purchase price of the Common Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares.

(c)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

(d)	Notwithstanding anything to the contrary in this Agreement, if on any day during the Pricing Period (i) the Company notifies Investor that a Material Outside Event set forth in Section 6.08(i) through (v) has occurred or if the Material Outside Event set forth in Sections 6.08(vi) or (vii) shall have occurred, or (ii) the Company notifies the Investor of a Black Out Period, the parties agree that the pending Advance shall end (the “Advance Halt”) and the final number of Common Shares to be purchased by the Investor at the Closing for such Advance shall be equal to the number of Common Shares sold by the Investor during the applicable Pricing Period prior to the notification from the Company of a Material Outside Event or Black Out Period.

Section 2.06  Failure to Timely Deliver.

(a)	If on or prior to the Required Delivery Date either:

(i)	if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, and the Company fails to issue and deliver a certificate to Investor and fails to register such Common Shares on the Company’s share register or, if the transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credits the balance account of Investor or Investor’s designee with DTC for the number of Common Shares to which Investor submitted for legend removal by Investor pursuant to clause (ii) below or otherwise; or

(ii)	if the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, and the transfer agent fails to credit the balance account of Investor or Investor’s designee with DTC for any Common Shares submitted for legend removal by Investor, in each case, if and only if the Investor has delivered the Transfer Agent Deliverables in accordance with the requirements of Section 2.05(b) above and any other required documentation in form acceptable to the Transfer Agent, and the Company fails to promptly, but in no event later than one (1) Business Day (x) so notify Investor and (y) deliver the Common Shares electronically without any restrictive legend in accordance with the requirements of Section 2.05(b) above, and if on or after such Trading Day Investor purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by Investor of Common Shares submitted for legend removal by Investor that Investor is entitled to receive from the Company (a “Buy-In”), then the Company shall, within one (1) Business Day after Investor’s request and at Investor’s discretion, either:

(A)	pay cash to Investor in an amount equal to Investor’s total purchase price (including brokerage commissions, borrow fees and other out-of-pocket expenses, if any, for the Common Shares so purchased) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit Investor’s balance account shall terminate and such shares shall be cancelled; or

(B)	promptly honor its obligation to so deliver to Investor a certificate or certificates or credit the balance account of Investor or Investor’s designee with DTC representing such number of Common Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares that the Company was required to deliver to Investor by the Required Delivery Date multiplied by (B) the price at which Investor sold such Common Shares in anticipation of the Company’s timely compliance with its delivery obligations hereunder.

Nothing shall limit Investor’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Common Shares (or to electronically deliver such Common Shares) as required pursuant to the terms hereof.

(b)	In the event the Investor sells Common Shares after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.05, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including, without limitation, all brokerage commissions, borrow fees, legal fees and expenses and all other related out-of-pocket expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market or Trading Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

(c)	In the event the Company provides an Advance Notice and the Investor fails to perform its obligations as mandated in Section 2.05, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including, without limitation, legal fees and expenses and all other related out-of-pocket expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market or Trading Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.07  Completion of Resale Pursuant to the Registration Statement. After the Investor has purchased the full Commitment Amount and has completed the subsequent resale of all of the Registrable Securities (which shall include all of the Commitment Fee Shares and Warrant Shares), Investor will notify the Company that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement.

Article III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Notice Date and each Advance Date:

Section 3.01  Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02  Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03  No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 3.04  Investment Purpose. The Investor is acquiring the Common Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the registration requirements of the Securities Act; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Common Shares. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein.

Section 3.05  Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06  Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07  Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08  Trading Activities. The Investor’s trading activities with respect to the Common Shares shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market or Trading Market. Neither the Investor nor its affiliates has any open short position in the Common Shares, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the Common Shares, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the Common Shares during the term of this Agreement; provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell (a) the Common Shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such Common Shares or (b) other Common Shares issued or sold by the Company to Investor pursuant to this Agreement and which the Company has continuously held as a long position.

Section 3.09  General Solicitation. Neither the Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares by the Investor.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the SEC Documents, or in the disclosure schedules to this Agreement (“Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in another Section of the Disclosure Schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company represents and warrants to the Investor that, as of the date hereof and each Advance Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 4.01  Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) is an entity duly organized and validly existing under the laws of its state of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company’s Subsidiaries means any Person (as defined below) in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or equity or similar interests of such Person or (y) controls or operates all or any part of the business, operations or administration of such Person.

Section 4.02  Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders (except as otherwise contemplated by this Agreement). This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03  No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations or conflicts would not reasonably be expected to have a Material Adverse Effect.

Section 4.04  SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the past two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act, being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents, and none of the SEC Documents, when viewed as a whole as of the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates (or, with respect to any filing that has been amended or superseded, the date of such amendment or superseding filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective dates (or, with respect to any financial statements that have been amended or superseded, the date of such amended or superseding financial statements), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.05  Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of (A) 100,000,000 shares of common stock, par value 0.0001 per share of which 17,642,832 shares of common stock are issued and outstanding and shares will be reserved for issuance pursuant to Convertible Securities (as defined below) exercisable or exchangeable for, or convertible into, Common Shares and (B) 10,000,000 shares of preferred stock, par value $0.0001 per share, of which none are issued and outstanding.. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Shares) or any of its Subsidiaries.

Section 4.06  Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding any material trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.07  Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.08  Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.09  Title. Except as would not cause a Material Adverse Effect and except as contemplated in the Securities Purchase Agreement, the Company (or its Subsidiaries) have indefeasible fee simple or leasehold title to its properties and assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.10  Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.11  Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.12  Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 4.13  Absence of Litigation. Except with respect to receipt of deficiency notices relating to Nasdaq delisting, which have been disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.14  Subsidiaries. As of the date hereof, the Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity, except for the Subsidiaries and Excluded Subsidiaries.

Section 4.15  Tax Status. Except as would not have a Material Adverse Effect, each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. The Company has not received written notification any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.16  Certain Transactions. Except as (i) set forth in the SEC Documents or (ii) not required to be disclosed pursuant to Applicable Law (including, for the avoidance of doubt, not yet required to be disclosed at the relevant time), none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.17  Rights of First Refusal. the Company is not obligated to offer the Common Shares offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.18  Dilution. The Company is aware and acknowledges that the issuance of Common Shares hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Shares.

Section 4.19  Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Common Shares pursuant to any Advances would violate any rules of the Principal Market or Trading Market.

Section 4.20  Sanctions Matters. Neither the Company, nor any Subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary of the Company, is a Person that is, or is owned or controlled by a Person that is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time;

(a)	the subject of any Sanctions; or

(b)	has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Section 4.21  DTC Eligibility. The Company, through the transfer agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Shares can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

Article V
INDEMNIFICATION

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01  Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, its investment manager, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to:

(a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein;

(b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or

(c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby.

To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.02  Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Law, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.03  Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due, subject to receipt by the indemnifying party of an undertaking to repay any amounts that such party is ultimately not entitled to receive as indemnification pursuant to this Agreement.

Section 5.04  Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement.

Section 5.05  Limitation of Liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

Article VI
COVENANTS

Section 6.01  Registration Statement.

(a)	Filing of a Registration Statement. No later than thirty (30) calendar days following the date hereof, the Company shall have prepared and filed with the SEC a Registration Statement for the resale by the Investor of the Commitment Shares and the Warrant Shares and shall file one or more additional Registration Statements for the resale by Investor of other Registrable Securities if necessary. The Company acknowledges and agrees that it shall not have the ability to request any Advances until the effectiveness of a Registration Statement registering the applicable Registrable Securities for resale by the Investor. The Company and the Investor shall mutually agree on a good faith estimate of the number of Commitment Fee Shares which may be issuable pursuant to Section 13.04 for purposes of registration; provided, however, that in the event such estimated number of shares have been (i) underestimated, the Company shall use reasonable best efforts to register additional Commitment Fee Shares promptly after such underestimation is made known to the Company and (ii) overestimated, the Company shall treat (and disclose in the registration statement the same) such excess shares as Common Shares issuable and saleable to the Investor pursuant to Advances hereunder. All of the Warrant Shares shall be registered in the initial Registration Statement.

(b)

Maintaining a Registration Statement. The Company shall use commercially reasonable efforts to maintain the effectiveness of any Registration Statement that has been declared effective at all times during the Commitment Period, provided, however, that if the Company has received notification pursuant to Section 2.07 that the Investor has completed resales pursuant to the Registration Statement for all of the Registrable Securities registered thereon, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement (provided, however, that if there are Commitment Fee Shares which have not yet been issued, the Company shall continue to have the obligation to register such shares and maintain such Registration Statement until Investor has sold all of its Commitment Fee Shares).

Notwithstanding anything to the contrary contained in this Agreement, the Company shall use commercially reasonable efforts to ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Shares shall cease to be authorized for listing on the Principal Market or Trading Market, (iii) the Common Shares cease to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

(c)	Filing Procedures. Not less than one business day prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to any Registration Statements (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of the Investor (in each of which cases, if such document contains material non-public information as consented to by the Investor pursuant to Section 6.13, the information provided to Investor will be kept strictly confidential until filed and treated as subject to Section 6.08). The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

(d)	Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Common Shares owned by the Investor pursuant to a Registration Statement. Filing of the forgoing with the SEC via its EDGAR system shall satisfy the requirements of this section.

(e)	Amendments and Other Filings. The Company shall use commercially reasonable efforts to:

(i)	prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities;

(ii)	cause the related prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act;

(iii)	provide the Investor copies of all correspondence from and to the SEC relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information); and

(iv)	comply with the provisions of the Securities Act with respect to the disposition of all Common Shares of the Company covered by such Registration Statement until such time as all of such Common Shares shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 6.01(e)) by reason of the Company’s filing a report on Form 10-K, Form 10-Q, or Form 8-K or any analogous report under the Exchange Act, the Company shall use commercially reasonable efforts to file such report in a prospectus supplement filed pursuant to Rule 424 promulgated under the Securities Act to incorporate such filing into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC either on the day on which the Exchange Act report which created the requirement for the Company to amend or supplement the Registration Statement is filed, if feasible, or otherwise promptly thereafter.

(f)  Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Law, (i) register and qualify the Common Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its articles of incorporation or bylaws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02  Suspension of Registration Statement.

(a)	Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Common Shares of the Company (including Warrant Shares).

(c)	Limitations on the Black Out Period. The Company shall not impose any Black Out Period that is longer than 60 days or in a manner that is more restrictive (including, without limitation, as to duration) than the comparable restrictions that the Company may impose on transfers of the Company’s equity securities by its directors and senior executive officers. In addition, the Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

Section 6.03  Listing of Common Shares. As of each Advance Date, the Shares to be sold by the Company from time to time hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market or Trading Market, subject to official notice of issuance.

Section 6.04  Opinion of Counsel. Prior to the date of the delivery by the Company of the first Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.05  Exchange Act Registration. The Company will use commercially reasonable efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.06  Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Common Shares) cause legal counsel for the Company to deliver to the transfer agent for the Common Shares (with a copy to the Investor) instructions to issue Common Shares to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law and the Investor has provided the Transfer Agent Deliverables with respect to such Common Shares required by this Agreement.

Section 6.07  Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.08  Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of Common Shares (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC or other Federal or state governmental authority investigations disclosed in the SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Shares pursuant any pending Advance Notice (other than as required pursuant to Section 2.05(d)), during the continuation of any of the foregoing events in clauses (i) through (v) above, or in the event that (vi) there shall be no bid for the Common Shares on the Principal Market or Trading Market for a period of 15 consecutive minutes at any time during the applicable Pricing Period or (vii) there shall be a “trading halt” or circuit breaker” event with respect to the Common Shares on the Principal Market or Trading Market during the applicable Pricing Period (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).

Section 6.09  Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.05 hereof, and all Shares in connection with such Advance have been received by the Investor.

Section 6.10  Issuance of the Company’s Common Shares. The issuance and sale of the Common Shares hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act and any applicable state securities law.

Section 6.11  Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.12  Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all reasonable fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) , the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market or Trading Market, or (vii) filing fees of the SEC and the Principal Market or Trading Market.

Section 6.13  Current Report. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion and must include an agreement to keep such information confidential until publicly disclosed or 45 days have passed); it being understood that the mere notification of Investor required pursuant to Section 6.08(iv) hereof shall not in and of itself be deemed to be material non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall use its commercial reasonable efforts to publicly disclose, no later than 45 days following the date hereof, but in any event prior to delivering the first Advance Notice hereunder, any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiaries.

Section 6.14  Advance Notice Limitation. The Company shall not deliver an Advance Notice if a shareholder meeting or corporate action date, or the record date for any shareholder meeting or any corporate action, would fall during the period beginning two Trading Days prior to the date of delivery of such Advance Notice and ending two Trading Days following the Closing of such Advance.

Section 6.15  Use of Proceeds. The Company will use the proceeds from the sale of the Common Shares hereunder for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Registration Statement. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions.

Section 6.16  Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 6.17  Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require shareholder approval pursuant to the rules of the Principal Market or Trading Market on which any of the securities of the Company are listed or designated, unless shareholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market or Trading Market.

Section 6.18  Other Transactions. The Company shall not enter into, announce or recommend to its shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Shares to the Investor in accordance with the terms of the Transaction Documents.

Section 6.19  Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act.

Section 6.20  Limitation on Variable Rate Transactions. From the date hereof until the earlier of (i) the date that the Investor has purchased $20 million in Common Shares hereunder, (ii) 12 months after effectiveness of initial Registration Statement or (iii) three (3) months after any Termination hereunder (the “Limitation Date”), the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Shares or Common Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance or with the prior written consent of the Investor. The Investor shall be entitled to seek injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages, without the necessity of showing economic loss and without any bond or other security being required.

“Common Share Equivalents” means any securities of the Company which entitle the holder thereof to acquire at any time Common Shares, including, without limitation, Common Shares, any debt, preferred shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Variable Rate Transaction” means a transaction in which the Company:

(i)	issues or sells any future equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares or Common Share Equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such equity or debt securities (including, without limitation, pursuant to any “cashless exercise” provision), or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction);

(ii)	issues or sells any equity or debt securities, including without limitation, Common Shares or Common Share Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), or (B) that is subject to or contains any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company; or

(iii)	enters into any agreement, including, but not limited to, an at-the-market offering or “equity line” (that is not an Exempt Issuance) or other continuous offering or similar offering of Common Shares or Common Share Equivalents, whereby the Company may sell Common Shares or Common Share Equivalents at a future determined price.

“Exempt Issuance” means the issuance of:

(i)	Common Shares, options, restricted stock units or other equity incentive awards to employees, officers, consultants, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose;

(ii)	any Common Shares, Common Share Equivalents or other securities issued to the Investor pursuant to this Agreement;

(iii)	Common Shares, Common Share Equivalents or other securities issued to the Investor or any affiliates of the Investor pursuant to any other existing or future contract, agreement or arrangement between the Company and the Investor;

(iv)	Common Shares, Common Share Equivalents or other securities upon the exercise, exchange or conversion of any Common Shares, Common Share Equivalents or other securities held by the Investor at any time;

(v)	any securities issued upon the exercise or exchange of or conversion of any Common Share Equivalents issued and outstanding on the date hereof, provided that such securities or Common Share Equivalents referred to in this clause (v) have not been amended since the date hereof to increase the number of such securities or Common Shares underlying such securities or to decrease the exercise price, exchange price or conversion price of such securities;

(vi)	Common Share Equivalents that are convertible into, exchangeable or exercisable for, or include the right to receive Common Shares at a conversion price, exercise price, exchange rate or other price (which may be below the then current market price of the Common Shares) that is fixed at the time of initial issuance of such Common Share Equivalents (subject only to standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction), which fixed conversion price, exercise price, exchange rate or other price shall not at any time after the initial issuance of such Common Share Equivalent be based upon or varying with the trading prices of or quotations for the Common Shares or subject to being reset at some future date; and

(vii)	securities issued pursuant to acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions approved by the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose, which acquisitions, divestitures, licenses, partnerships, collaborations or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Section 6.21  DTC. The Company shall take all action reasonably required to ensure that its Common Shares can be transferred electronically as DWAC Shares if the Transfer Agent Deliverables with respect to such Common Shares have been provided by the Investor.

Section 6.22  Non-Public Information. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby in full compliance with applicable securities laws; provided, however that a party may disclose Confidential Information that is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD under the Exchange Act. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least twenty-four (24) hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor, and the Company shall have failed to publicly disclose such material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, shareholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

Section 6.23 Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares (excluding transactions properly marked “short exempt”) or (ii) hedging transaction, which establishes a net short position with respect to the Common Shares.

Section 6.24 Use of Name. The Company shall not, directly or indirectly, use the names “Arena Business Solutions Global”, “Arena Business Results”, “Arena Management Company, LLC”, “Arena Finance Company, LLC”, or “Arena”, or any derivations thereof, or logos associated with these names, as the case may be, in any manner or take any action that may imply any relationship with the Investor or any of its Affiliates without the prior written consent of the Investor, provided, however, the Investor hereby consents to all lawful uses of these names in the prospectus, statement and other materials that are required by applicable laws or pursuant to the disclosure requirements of the SEC or any state securities authority.

Article VII
CONDITIONS FOR DELIVERY OF ADVANCE NOTICE

Section 7.01  Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to:

(a)	the satisfaction by the Company, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(b)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects.

(c)	Registration of the Common Shares with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Registrable Securities. The Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(d)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Common Shares issuable pursuant to such Advance Notice, or shall have the availability of exemptions therefrom. The sale and issuance of such Common Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(e)	No Material Outside Event or Material Adverse Effect. No Material Outside Event or Material Adverse Effect shall have occurred and be continuing.

(f)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date including, without limitation, the delivery of all Common Shares issuable pursuant to all previously delivered Advance Notices and the issuance of all Commitment Fee Shares previously required to be issued to Investor (for the avoidance of doubt, if the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement at the time of the applicable Condition Satisfaction Date, but did not comply with any timing requirement set forth herein, then this condition shall be deemed satisfied unless the Investor is materially prejudiced by the failure of the Company to comply with any such timing requirement) and the issuance of the Commitment Fee Shares free of any restrictive legends in accordance with Section 13.04 herein.

(g)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(h)	No Suspension of Trading in or Delisting of Common Shares. The Common Shares are quoted for trading on the Principal Market or Trading Market and all of the Shares issuable pursuant to such Advance Notice will be listed or quoted for trading on the Principal Market or Trading Market. The Company shall not have received any written notice that is then still pending threatening the continued quotation of the Common Shares on the Principal Market or Trading Market.

(i)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Common Shares for the issuance of all of the Shares issuable pursuant to such Advance Notice.

(j)	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(k)	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Pricing Period for all prior Advances has been completed.

(l)	Shareholder Approval. The Company shall have (i) issued and registered all of the Commitment Fee Shares and Warrant Shares and (ii) obtained Shareholder Approval to issue Common Shares in excess of the Exchange Cap.

Furthermore, the Company shall not have the right to deliver an Advance Notice to the Investor if any of the following shall occur:

(l)	the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document in any material respect, and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) consecutive Business Days;

(m)	if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law for so long as such proceeding is not dismissed;

(n)	if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or (v) the Company is generally unable to pay its debts as the same become due;

(o)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary for so long as such order, decree or similar action remains in effect; or

(p)	if at any time the Company is not eligible or is unable to transfer its Shares to Investor, including, without limitation, electronically through DTC’s Deposit/Withdrawal At Custodian system.

Article VIII
NON-DISCLOSURE OF NON-PUBLIC INFORMATION

The Company covenants and agrees that, other than as expressly required by Section 6.08 hereof or, with the Investor’s consent pursuant to Section 6.01(c) and 6.13, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) directly or indirectly to the Investor or its affiliates, without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentiality, or be deemed to have agreed to maintain information in confidence, with respect to the delivery of any Advance Notices.

Article IX
NON EXCLUSIVE AGREEMENT

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article X
CHOICE OF LAW/JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

Article XI
ASSIGNMENT; TERMINATION

Section 11.01  Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Section 11.02  Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date hereof or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount.

(b)	The Company may terminate this Agreement effective upon five Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Shares under which have yet to be issued and (ii) the Company has paid all amounts owed to the Investor to this Agreement, including, without limitation, all Commitment Fee Shares and Warrant Shares issuable under the terms of this Agreement. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(c)	Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article XII
NOTICES

Other than with respect to Advance Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.02 in accordance with Exhibit C, any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by U.S. certified mail, return receipt requested, (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:	Incannex Healthcare Inc. Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia Attention: Joel Latham E-mail:

With a Copy (which shall not constitute notice or delivery of process) to:	Rimôn Law Pty Ltd Level 2, 50 Bridge Street Sydney, NSW 2000 Australia Attention: Andrew Reilly Email:

If to the Investor(s):	ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD 405 Lexington Ave, 59th Floor New York, NY 10174 Attention: Yoav Stramer Telephone: (212) 752-2568 Email:

With a Copy (which shall not constitute notice or delivery of process) to:	Pryor Cashman LLP 7 Times Square New York, New York 10036 Attention: Matthew Ogurick, Esq. Telephone: (212) 326-0243 Email:

Either may change its information contained in this Article XII by delivering notice to the other party as set forth herein.

Article XIII
MISCELLANEOUS

Section 13.01  Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 13.02  Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement. The provisions of the existing confidentiality agreement between the Investor and the Company shall remain in force, except that all provisions therein dealing with the treatment of material non-public information are superseded by this Agreement.

Section 13.03  Reporting Entity for the Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04  Due Diligence Fee; Commitment Fee Shares.

(a)	Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall be responsible for all of Investor’s customary due diligence and legal fees (and will provide proof of any retainer payments and engagement letters).

(b)	In consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue or cause to be issued to the Investor, as a commitment fee, that number of Common Shares equal to 250,000 divided by the simple average of the daily VWAP of the Common Shares during the five (5) Trading Days immediately preceding the effectiveness of the initial Registration Statement on which the estimated number of Commitment Fee Shares are registered (the “Initial Commitment Fee Shares”), promptly (but in no event later than one (1) Trading Day) after the effectiveness of the initial Registration Statement (the “Initial Issuance”). The price calculation set forth above will capture up to the date before such initial Registration Statement becomes effective.

(c)	The number of Initial Commitment Fee Shares shall be subject to a true-up whereby the Company shall issue to the Investor or its designee(s) that number of additional Common Shares (“True-Up Shares”, and together with the Initial Commitment Fee Shares, the “Commitment Fee Shares”), if any, equal (i) to the number of True-Up Shares issuable in accordance with the pricing formula below minus (ii) the number of Initial Commitment Fee Shares issuable pursuant to the pricing formula above, if and to the extent such number is a positive number. The number of True-Up Shares issuable shall be equal to 250,000 divided by the lower of (a) the simple average of the three (3) lowest daily intraday trade prices over the twenty five (520) Trading Days after (and not including) the date of effectiveness of the initial Registration Statement and (b) the closing price on the twentieth fifth (520th) Trading Day after the effectiveness of the Initial Registration Statement (the “True-Up End Date”). The Company shall issue to the Company any True-Up Shares promptly (but in no event later than one (1) Trading Day) after the True-Up End Date to the extent such True-Up Shares are issuable pursuant to the terms of this Section 13.04(c).

(d)	For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent) deliver to the transfer agent for the Common Shares (with a copy to the Investor) instructions to issue the Commitment Fee Shares to the Investor free of restrictive legends, in each case supported as needed by an opinion from legal counsel for the Company. For the avoidance of any doubt, in the event that this Agreement is terminated for any reason, or if there is not an effective Registration Statement covering all of the Commitment Fee Shares, the Company shall nevertheless be obligated to effect any remaining issuances of Commitment Fee Shares hereunder immediately upon such termination.

(e)	As additional consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue to the Investor as a commitment fee, on the effective date of the initial Registration Statement a five-year warrant exercisable for 585,000 Common Shares (shares issuable pursuant to such exercise, the “Warrant Shares”) in the form of Exhibit D attached hereto (the “ELOC Warrant”).

Section 13.05  Brokerage. Except for a commission of 3.5% that may be payable by the Company to Jones Trading Institutional Services, LLC, each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

INCANNEX HEALTHCARE INC.

By:	/s/ Joel Latham
Name:	Joel Latham
Title:	Chief Executive Officer, President and Director

INVESTOR:

ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:

EXHIBIT A
ADVANCE NOTICE

INCANNEX HEALTHCARE INC.

Dated: ______________ Advance Notice Number: ____

The undersigned, _______________________, hereby certifies, with respect to the sale of Common Shares of INCANNEX HEALTHCARE INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Purchase Agreement, dated as of September 6, 2024 (the “Agreement”), as follows:

1	The undersigned is the duly elected ______________ of the Company.

2	There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3	All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4	The number of Common Shares that the Company is requesting in this Advance is _____________________.

5	The number of Common Shares of the Company issued and outstanding as of the date hereof is ___________.

6	The Pricing Period shall be one (1) Trading Day.

The undersigned has executed this Advance Notice as of the date first set forth above.

INCANNEX HEALTHCARE INC.

By:
Name:
Title:

EXHIBIT B
FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

INCANNEX HEALTHCARE INC.

Attn:

Email:

Subject:

Below please find the settlement information with respect to the Advance Notice Date of:

1.	Amount of Advance requested in the Advance Notice

2.	Adjusted Advance (after taking into account any adjustments pursuant to Section 2.01):

3.	Market Price

4.	Purchase Price (Market Price x 96%) per share

5.	Number of Shares due to Investor

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

INVESTOR’S DTC PARTICIPANT #1:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

CONTACT PERSON:

NUMBER AND/OR EMAIL:

Sincerely,

ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD

By:
Name:
Title:

Agreed and Approved:

INCANNEX HEALTHCARE INC.

By:
Name:
Title:

[1]	Investor understands and acknowledges that shares will be issued in book-entry form on the DRS of the transfer agent or certificated unless the conditions set forth in Section 2.05(b) have been satisfied

SCHEDULE 1
Authorized Representatives

The following individuals may execute Advance Notices:

1.	Joel Latham

2.	Troy Valentine

EXHIBIT C

VIA EMAIL

Email:

Subject: ELOC: INCANNEX HEALTHCARE INC.

Advance Notice

Below please find the Advance Notice Date of:

1.	Amount of Advance Shares:

2.	Time of Advance:

EXHIBIT D

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

INCANNEX HEALTHCARE INC.

Warrant Shares: 585,000

Date of Issuance: (“Issuance Date”)

This COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Arena Business Solutions Global SPC II, LTD (including any permitted and registered assigns, the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof until 5:00 p.m. (New York City time) on September 6, 2029, to purchase from INCANNEX HEALTHCARE INC, a Delaware corporation (the “Company”), 585,000 shares of Common Stock (the “Common Stock”) (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price per share then in effect. This Warrant is issued by the Company as of the date hereof in connection with that Purchase Agreement dated the Issuance Date, by and among the Company and the Holder (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Capitalized terms used in this Warrant shall have the meanings set forth in the Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 15 below.

For purposes of this Warrant, the term “Exercise Price” shall mean a price per share that is equal to 115% of the Closing Sale Price of the Common Stock on the Issuance Date, subject to adjustment as provided herein.

Section 1. Exercise of Warrant.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the second Trading Day (the “Warrant Share Delivery Date”) following the date on which the Holder sent the Exercise Notice to the Company or the Company’s transfer agent, and upon receipt by the Company of payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds (or by cashless exercise, in which case there shall be no Aggregate Exercise Price provided), the Company shall (or direct its transfer agent to) either (i) cause the Warrant Shares purchased hereunder to be transmitted by its transfer agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with the Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (x) there is an effective registration statement permitting the issuance of the Warrant Shares to, or resale of the Warrant Shares by, the Holder, or (y) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), or otherwise issue and deliver by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise (or deliver such Common Stock in electronic format if requested by the Holder). Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate (but not Rule 144) purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) business days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 5) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

If the Company fails to cause its transfer agent to issue to the Holder the respective Common Stock by the respective Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise in Holder’s sole discretion in addition to all other rights and remedies at law, under this Warrant, or otherwise, and such failure shall also be deemed an event of default under the Debenture, a material breach under this Warrant, and a material breach under the Purchase Agreement. In addition, if the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day (increasing to $20 per Trading Day on the third (3rd) Trading Day following the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

(b) Cashless Exercise. If at any time after 180 days following the Issuance Date (“Registration Deadline”), there is no effective registration statement registering, or no currently prospectus available for, the resale of the Warrant Shares by the Holder (a “Registration Default”), then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	= as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(77) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 1(a) or (iii) the VWAP on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) after the close of “regular trading hours” on such Trading Day;

(B)	= the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	= the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrant being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 1(b).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Principal Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Principal Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and the Company, the fees and expenses of which shall be paid by the Company.

Notwithstanding anything herein to the contrary, on the date that is sixty (60) months following the Issuance Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 1(b).

(c) No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(d) Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s affiliates (the “Affiliates”), and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding at the time of the respective calculation hereunder. Notwithstanding anything to the contrary contained in this Warrant or the Purchase Agreement, while the Company is listed on the Trading Market and prior to the receipt of the Shareholder Approval, the Holder and the Company agree that nothing in the this Warrant or the Purchase Agreement shall require the Company to issue any Warrant Shares to Holder to the extent such issuance would result in the aggregate number of Common Stock issued by the Company pursuant to the Purchase Agreement to exceed the Conversion Cap. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(e) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Company’s transfer agent to transmit to the Holder the Warrant Shares in accordance with the provisions of this Warrant (including but not limited to Section 1(a) above pursuant to an exercise on or before the respective Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder, within one (1) business day of Holder’s request, the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Stock so purchased exceeds (y) the product of (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder within one (1) business day of Holder’s request the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases, or effectuates a cashless exercise hereunder for, Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(f) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an Assignment Form, in a form that is reasonably acceptable to Holder and the Company, duly executed by the Holder. The Company shall pay all Transfer Agent fees required for same-day processing of any Exercise Notice and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares. The Company shall pay all attorney fees required for the issuance of attorney legal opinions for removal of restrictive legends on Warrant Shares.

(g) Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 2. Certain Adjustments.

(a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions of its Common Stock or any other equity or equity equivalent securities payable in Common Stock (which, for avoidance of doubt, shall not include any Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding Common Stock into a smaller number of shares or (iv) issues by reclassification of Common Stock any shares of share capital of the Company, then in each case (excluding a reverse share split, in which event this Section shall only be applicable one-time) the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. This proportional adjustment shall continue until such time as the Warrant is fully exercised.

(b) Subsequent Equity Sales. If at any time while this Warrant is outstanding, the Company issues or sells, announces any offer, sale, or other disposition of, or in accordance with this Section 2 is deemed to have issued, sold or granted (or makes an announcement regarding the same), any Common Stock and/or Common Stock Equivalents (including the issuance or sale of Common Stock owned or held by or for the account of the Company, but excluding any securities issued or sold or deemed to have been issued or sold solely in connection with an Exempt Issuance) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Exercise Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price; provided, however, that notwithstanding anything contained herein, if at the time the Holder elects to exercise the Warrant the New Issuance Price is higher than the Exercise Price determined pursuant to the second paragraph of this Warrant, the Exercise Price shall be as determined by such second paragraph. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and the New Issuance Price under this Section 2(b)), the following shall be applicable:

(i) If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options (as defined below) and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option (as defined below) or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option (as defined below) or otherwise pursuant to the terms thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option (as defined below) for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option (as defined below) or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option (as defined below) or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale of such Option (as defined below), upon exercise of such Option (as defined below) and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such Option (as defined below) or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option (as defined below) for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options (as defined below) or upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of any such Option (as defined below) or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting, issuance or sale of such Option (as defined below), upon exercise of such Option (as defined below) and upon conversion, exercise or exchange of any Common Stock Equivalents issuable upon exercise of such Option (as defined below) or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (as defined below) (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Common Stock Equivalents upon the exercise of such Options (as defined below) or otherwise pursuant to the terms of or upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. “Option” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities. “Convertible Securities” means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Stock.

(ii) If the Company in any manner issues or sells (or enters into any agreement to issue or sell) any Common Stock Equivalents and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Common Stock Equivalents for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Common Stock Equivalents and upon conversion, exercise or exchange of such Common Stock Equivalents or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Common Stock Equivalents for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Common Stock Equivalents (or any other Person) upon the issuance or sale of such Common Stock Equivalents plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Common Stock Equivalents (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents or otherwise pursuant to the terms thereof, and if any such issuance or sale of such Common Stock Equivalents is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issuance or sale.

(iii) If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Common Stock Equivalents, or the rate at which any Common Stock Equivalents are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 2(a)), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Common Stock Equivalents provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Common Stock Equivalents that were outstanding as of the date this Warrant was issued are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Common Stock Equivalents and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) If any Option and/or Common Stock Equivalents and/or Adjustment Right (as defined below) is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the “Primary Security”, and such Option and/or Common Stock Equivalents and/or Adjustment Right (as defined below), the “Secondary Securities”), together comprising one integrated transaction, (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing) the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per share for which one share of Common Stock was issued (or was deemed to be issued pursuant to Section 2(b)(i) or 2(b)(ii) above, as applicable) in such integrated transaction solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (I) the Black Scholes Value (as defined below) of each such Option, if any, (II) the fair market value (as determined by the Holder in good faith) or the Black Scholes Value (as defined below), as applicable, of such Adjustment Right (as defined below), if any, and (III) the fair market value (as determined by the Holder) of such Common Stock Equivalents, if any, in each case, as determined on a per share basis in accordance with this Section 2(b)(iv). If any Common Stock, Options or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Common Stock Equivalents, but not for the purpose of the calculation of the Black Scholes Value (as defined below)) will be deemed to be the net amount of consideration received by the Company therefor. If any Common Stock, Options or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Common Stock, Option or Common Stock Equivalents, but not for the purpose of the calculation of the Black Scholes Value (as defined below)) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Common Stock, Options or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Common Stock Equivalents, but not for the purpose of the calculation of the Black Scholes Value (as defined below)) will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Common Stock Equivalents (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company). “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale hereunder) of Common Stock (other than rights of the type described in Sections 2(c) and 2(d) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(v) If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Common Stock Equivalents or (B) to subscribe for or purchase Common Stock, Options or Common Stock Equivalents, then such record date will be deemed to be the date of the issuance or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 2(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(d) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company or any Subsidiary, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any Beneficial Ownership Limitation on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any Beneficial Ownership Limitation on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration is in the form of cash, shares or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock, as applicable, of the Successor Entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the date that is sixty (60) months following the Issuance Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 2(e) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the date that is sixty (60) months following the Issuance Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five (5) Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 2(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of share capital or capital stock, as applicable, of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of share capital or capital stock, as applicable (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such shares of share capital or capital stock, as applicable, such number of shares of share capital or capital stock, as applicable, and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(f) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 2, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of share capital of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the records of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 3. Non-Circumvention. The Company covenants and agrees that it will not, by amendment of its Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder as set forth in this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Stock upon the exercise of this Warrant, (iii) shall use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, one (1) times the number of shares of Common Stock into which the Warrants are then exercisable into to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

Section 4. Warrant Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 5. Reissuance.

(a) Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

Section 6. Transfer. This Warrant shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Company does not obtain the prior signed written consent of the Holder). This Warrant or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Company’s consent thereto.

Section 7. Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

Section 8. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Section 9. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 10. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

Section 11. Notices. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Purchase Agreement. The Company shall provide the Holder with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grants, issuances or sales of any shares or other securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock or other property, pro rata to the holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

Section 12. Amendment and Waiver. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

Section 13. Governing Law and Venue. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state court of the State of New York sitting in the City of New York, Borough of Manhattan or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the Southern District of New York. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT ENTERED INTO IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant or any other transaction document entered into in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

Section 14. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

Section 15. Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of this Warrant.

(b) “Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security, or (iii) if neither clause (i) or (ii) apply to such security, the average of the bid and ask prices of any market makers for such security. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

(c) “Exercise Period” means the period commencing on the Issuance Date and ending on 5:00 p.m. eastern standard time on the date that is sixty (60) months after the Issuance Date.

(d) “Common Stock” means the Company’s common stock, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

(e) “Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preference shares, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(f) “Principal Market” means the principal securities exchange or trading market where such Common Stock is listed or quoted, including but not limited to any tier of the OTC Markets, any tier of The Nasdaq Stock Market (including The Nasdaq Capital Market), the New York Stock Exchange or the NYSE American, or any successor to such markets.

(g) “Trading Day” means any day on which the Common Stock is listed or quoted on its Principal Market, provided, however, that if the Common Stock is not then listed or quoted on any Principal Market, then any calendar day.

(h) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

(i) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (iii) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (iv) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

INCANNEX HEALTHCARE INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Common Stock Purchase Warrant)

THE UNDERSIGNED holder hereby exercises the right to purchase __________of Common Stock (“Warrant Shares”) of INCANNEX HEALTHCARE, INC., a Delaware corporation (the “Company”), evidenced by the attached copy of the Common Stock Purchase Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐	a cash exercise with respect to___________ Warrant Shares; or

☐	by cashless exercise pursuant to the Warrant.

2.	Payment of Exercise Price. If cash exercise is selected above, the holder shall pay the applicable Aggregate Exercise Price in the sum of $_____to the Company in accordance with the terms of the Warrant.

3.	Delivery of Warrant Shares. The Company shall deliver to the holder __________Warrant Shares in accordance with the terms of the Warrant.

Dated: _____________________

Arena Business Solutions Global SPC II, LTD

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto__________the right to purchase_________common stock of INCANNEX HEALTHCARE, INC. to which the within Common Stock Purchase Warrant relates and appoints __________, as attorney-in-fact, to transfer said right on the books of INCANNEX HEALTHCARE, INC. with full power of substitution and re-substitution in the premises. By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated: ______________

(Signature) *

(Name)

(Address)

(Social Security or Tax Identification No.)

*	The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Common Stock Purchase Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.